                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  Learmonth & Burchett Management Systems P/C
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

           [Learmonth & Burchett Management Systems Plc Letterhead]



                                               October 29, 1997



To the holders of our ordinary shares and American Depositary Receipts ("ADRs"):

     It is our pleasure to invite you to the Annual General Meeting of Learmonth & Burchett Management Systems Plc to be held on Friday, November 21, 1997 at 11:00 a.m. central standard time ("CST"), at the Company's executive offices located at 1800 West Loop South, Suite 900, Houston, Texas 77027.

     Whether or not you plan to attend, and regardless of the number of shares or ADRs you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly. To be effective, holders of ordinary shares must return the proxy to the Company's registered office at Macfarlanes, 10 Norwich Street, London EC4A 1BD England by 5:00 p.m. London time (11:00 a.m. CST) on Wednesday, November 19, 1997. ADR holders should return the ADR proxy to the depositary, Morgan Guaranty Trust Company of New York ("Morgan"), by 3:00 p.m. eastern standard time on Monday, November 17, 1997 in the envelope provided by Morgan, which requires no postage if mailed in the United States. U.S. holders of ordinary shares may return the proxy so that it is received at the Company's executive offices in Houston by 5:00 p.m. CST on Monday, November 17, 1997; the Company has made arrangements to send the materials via courier to its U.K. offices by the deadline. Your return of a proxy in advance will not affect your right to vote in person at the meeting.

     We hope that you will be able to attend the meeting. The officers and directors of Learmonth & Burchett Management Systems Plc look forward to seeing you at that time.

                                               Sincerely,



                                               GERALD N. CHRISTOPHER
                                               Chairman of the Board
                                                of Directors


                                               MICHAEL S. BENNETT
                                               Director and
                                                Chief Executive Officer

                             LEARMONTH & BURCHETT
                            MANAGEMENT SYSTEMS PLC
                            Registered No: 1294569
                             1800 West Loop South
                                   Suite 900
                             Houston, Texas  77027
                             _____________________
                       NOTICE OF ANNUAL GENERAL MEETING
                         To be held November 21, 1997
                             _____________________

     The Annual General Meeting of Learmonth & Burchett Management Systems Plc (the "Company"), a public limited company formed in the United Kingdom, with a registered office at 10 Norwich Street, London, England EC4A 1BD, will be held at the Company's executive offices located at 1800 West Loop South, Suite 900, Houston, Texas, USA on Friday, November 21, 1997 at 11:00 a.m. central standard time ("CST") for the following purposes:

     As ORDINARY BUSINESS:



     1. To receive and adopt the audited consolidated financial reports and accounts of the Company and its subsidiaries for the year ended April 30, 1997, including the Directors' and Auditor's reports contained herein and in the Form 10-K enclosed herewith.

     2.   To re-elect G. Felda Hardymon, who retires as a Director by rotation.

     3.   To re-elect Roger A. Learmonth, who retires as a Director by rotation.

     4. To re-appoint the auditors Price Waterhouse to hold office until the next Annual General Meeting and to authorize the Directors to fix their remuneration.

     5. To approve the payment of fees to the non-Executive Directors of the Company of an aggregate of up to (Pounds)18,000 for each such Director in the year ending April 30, 1998 (being in excess of the (Pounds)40,000 limit currently set forth in the Company's Articles of Association).

     As SPECIAL BUSINESS, to consider, and if thought fit to pass, the following resolutions, of which Resolutions 6 and 7 will be proposed as Ordinary Resolutions and Resolution 8 will be proposed as a Special Resolution:

     6. To approve the adoption of an amendment to the 1996 Equity Incentive Plan to increase the number of ordinary shares allocated for the issuance of options by an additional _________________ ordinary shares.

     7.   To authorize the Directors to allot additional shares.

     8. To approve disapplication of preemptive rights of holders of ordinary shares.

     The full verbatim text of each of the resolutions numbered 7 and 8 above is set out on pages __-__ of the accompanying Proxy Statement and should be deemed to be incorporated in this Notice.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     A shareholder who is entitled to be present and vote at the Annual General Meeting may appoint a proxy to attend and vote in his/her stead. Any proxy so appointed need not be a shareholder. To be effective, forms of proxy must be deposited at the Company's registered office by 11:00 a.m. CST (5:00 p.m. London time) on Wednesday, November 19, 1997. The registered office of the Company is located at Macfarlanes, 10 Norwich Street, London EC4A 1BD England. For the convenience of U.S. holders of ordinary shares (not ADRs), the Company will send to its registered office all proxies received at its Houston headquarters by 5:00 p.m. CST on Monday, November 17, 1997. ADR holders should return the ADR proxy to the depositary, Morgan Guaranty Trust Company of New York ("Morgan"), by 3:00 p.m. eastern standard time on Monday, November 17, 1997 in the envelope provided by Morgan, which requires no postage if mailed in the United States. Completion of the proxy card does not preclude a shareholder from attending and voting at the meeting.

     This Proxy Statement and the Form 10-K set forth the information required by the UK Companies Act and constitute the Directors' and Auditor's Report and Accounts adopted by the Board of Directors of the Company.



                              BY ORDER OF THE BOARD OF DIRECTORS,


                              Stephen E. Odom
                              Company Secretary
                              October 29, 1997

                             LEARMONTH & BURCHETT
                            MANAGEMENT SYSTEMS PLC
                            Registered No: 1294569
                             1800 West Loop South
                                   Suite 900
                             Houston, Texas  77027
                             _____________________

                                PROXY STATEMENT
                                      AND
                               DIRECTORS' REPORT

                            ANNUAL GENERAL MEETING
                             _____________________

     This Proxy Statement and Directors' Report is presented ,and the accompanying proxy is solicited, by and on behalf of the Board of Directors of Learmonth & Burchett Management Systems Plc (the "Company") for use at the Annual General Meeting ("AGM") to be held at the Company's executive offices located at 1800 West Loop South, Suite 900, Houston, Texas 77027 on Friday, November 21, 1997 at 11:00 a.m. CST and any adjournments thereof.

     Holders of ordinary shares of 10 pence each in the capital of the Company ("Ordinary Shares") on the Register of Members at the date of the AGM will be entitled to vote at the AGM. On September 30, 1997 (being the latest practicable date prior to the printing of this document), there were 26,113,740 Ordinary Shares in issue, the holders of which are entitled on a poll to one vote per share on each matter to come before the AGM. Holders of the Company's American Depositary Receipts ("ADR"), consisting of two (2) Ordinary Shares per each ADR, shall be entitled to two (2) votes per ADR on each matter to come before the AGM. Proxies properly executed and returned will be voted at the AGM in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR receiving and adopting the Accounts (including the Reports), FOR election of each of the directors, FOR appointment of the auditors, FOR approval of the increase in the aggregate level of the non-Executive Directors' remuneration, FOR approval of the increase in the number of Ordinary Shares allocated to the 1996 Equity Incentive Plan, FOR authorizing the Directors to allot shares and FOR disapplication of preemptive rights. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and all matters incidental to the conduct of the meeting. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Company Secretary a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any shareholder attending the meeting in person may revoke his or her proxy and vote his or her shares at the meeting. In accordance with the terms of the Company's American Depositary Receipts, holders of ADRs may instruct the Depositary, Morgan Guaranty Trust Company of New York, how the American Depositary Shares (each of which represents two ordinary shares) underlying their ADRs should be voted.

     This Proxy Statement and Directors' Report and the enclosed form of Proxy were mailed to shareholders on or about October 29, 1997.

                               PROPOSAL NUMBER 1

                RECEIVING AND ADOPTING THE REPORT AND ACCOUNTS

     In accordance with the requirements of the UK Companies Act 1985, the Company has prepared Audited Consolidated Financial Reports of the Company and its subsidiaries for the fiscal year ended April 30, 1997 (the "Audited Accounts"), a copy of which are included in the copy of the Company's Form 10-K enclosed with this Proxy Statement and which is required to be laid before the Company in the AGM. The information required in the Director's Report is incorporated in the Form 10-K enclosed herewith and in this Proxy Statement. Proposal Number 1 is to adopt the Audited Accounts and the Directors' Report as contained herein and in the Company's Form 10-K.



                       THE BOARD OF DIRECTORS RECOMMENDS
                RECEIVING AND ADOPTING THE REPORT AND ACCOUNTS

                         PROPOSAL NUMBERS 2 THROUGH 3

                           RE-ELECTION OF DIRECTORS

     Two directors are to be proposed for re-election at the 1997 AGM. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the election of each of the nominees listed below. All of the nominees named below are presently serving as directors of the Company and are anticipated to be available for election and able to serve.

     Set forth below is certain information concerning the nominees and incumbent directors:

               CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 1997 AND
          NOMINEES FOR RE-ELECTION AT THE 1997 ANNUAL GENERAL MEETING
________________________________________________________________________________

     G. FELDA HARDYMON - Mr. Hardymon has served as a Director since 1994. Mr. Hardymon has served as a General Partner of Bessemer Venture Partners, a group of venture capital funds, since 1981. Prior to joining Bessemer, Mr. Hardymon was Vice President of Business Development Services, Inc., the venture capital subsidiary of General Electric Company. Mr. Hardymon serves on the board of Video Server, Inc., a supplier of networking equipment and associated software for multimedia conferences.

     ROGER A. LEARMONTH - Mr. Learmonth has served as a Director since co-founding the Company in 1977. Mr. Learmonth served as the Company's Chief Executive Officer until October 1994. Prior to founding the Company, Mr. Learmonth was employed by BIS Applied Systems.



                       THE BOARD OF DIRECTORS RECOMMENDS
                          RE-ELECTION OF THE NOMINEES
                                DESCRIBED ABOVE

--------------------------------------------------------------------------------
                 INCUMBENT DIRECTORS (NOT UP FOR RE-ELECTION)
--------------------------------------------------------------------------------

     GERALD N. CHRISTOPHER - Mr. Christopher has served as Chairman and Director of Learmonth & Burchett Management Systems Plc since August 2, 1996. He previously held the positions of President and Chief Executive Officer of Amber Wave Systems, Inc., Extension Technology, Inc., and Channel Computing, Inc. Additionally, he was the Chief Financial Officer of Bachman Information Systems, Inc.

     MICHAEL S. BENNETT - Mr. Bennett has served as the President, Chief Executive Officer and Director since August 2, 1996. Mr. Bennett served as the President and Chief Executive Officer of Summagraphics until the time of its acquisition by Lockheed Martin's CalComp subsidiary. Prior to Summagraphics, Mr. Bennett served as Senior Executive with Dell Computer and Chief Executive Officer of several high technology organizations. He also has spent over 12 years in various capacities with Digital Equipment Corporation in both domestic and international positions.

     RAINER H. BURCHETT - Mr. Burchett has served as a Director of the Company since 1977 and as its Chairman until his resignation as such on August 2, 1996. Mr. Burchett co-founded the Company in 1977. Prior to founding the Company, he was employed by BIS Applied Systems, a consulting company.

                               FORMER DIRECTORS

     DAVID B. RODWAY - Mr. Rodway served as Senior Vice President-Development of the Company from 1994 and as a Director from 1991 until his resignation in February of 1997. Mr. Rodway joined the Company in 1990 as Associate Director. Prior to joining the Company, Mr. Rodway served as Research and Development Director of Hugin Sweda International, a supplier of retail information systems, and prior to that was Director of Software Sciences, a systems contractor and subsidiary of Thorn EMI, a U.K.-based conglomerate, responsible for research and development.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board of Directors held 15 meetings in the fiscal year ended April 30, 1997 and all members of the Board of Directors attended at least seventy-five percent (75%) of such meetings. The Board has two standing committees: the Audit Committee and the Remuneration Committee.

     The members of the Audit Committee in the fiscal year ended April 30, 1997 were Messrs. Hardymon and Christopher. The Audit Committee held 5 meetings in the fiscal year ended April 30, 1997 and each member attended at least seventy-five percent (75%) of such meetings. The independent accountants of the Company may, at any time they consider appropriate, request a meeting of the Audit Committee. The responsibilities of the Audit Committee are to: consider and recommend the appointment of the Company's independent accountants; approve the audit fee; consider any questions of resignation or dismissal of the auditors; discuss with the independent accountants the nature and scope of the audit; review the quarterly and annual financial statements before submission to the Board; discuss problems and reservations arising from the quarterly unaudited accounts and annual audits and any other matters the independent accountants may wish to discuss; review the independent accountants' management letter and management's response; review the Company's statement on internal control systems; and consider the major findings of internal investigations and management's response.

     The members of the Remuneration Committee in the fiscal year ended April 30, 1996 were Messrs. Tebbs (Chairman), Burchett, Hardymon and O'Hara/1/. On August 2, 1996, the Board of Directors of the Company voted to reconstitute the Remuneration Committee with Board members Messrs. Christopher, Hardymon and Burchett. The Remuneration Committee held 7 meetings in the fiscal year ended April 30, 1997 and each member attended at least seventy-five percent (75%) of such meetings. The Remuneration Committee meets from time to time to approve and recommend to the Board the remuneration of the Executive Officers and key personnel. In particular, the Remuneration Committee is required to approve any new service agreement entered into between the Company and any of the Executive Directors. Prior to August 2nd, when Mr. Burchett was an executive officer of the Company, both committees met without his presence when determining Mr. Burchett's own remuneration. The Remuneration Committee also sets and approves share allocations under the Company's 1996 Equity Incentive Plan and 1996 Non-Employee Directors' Share Option Plan and fixes the eligibility requirements, contribution period and exercise price of options issued under the 1996 Stock Purchase Plan, except for option grants to Executive Officers which are set by the entire Board of Directors.

     In fiscal 1997, each of the Directors who was not an Executive Director was entitled to compensation from the Company for serving on the Board of Directors equal to an annual fee of (Pounds)15,000. In lieu of the Director's fee, Gerald
N. Christopher, as Chairman of the Board received cash compensation of approximately $50,000 in the fiscal year ended April 30, 1997 pursuant to his employment arrangement with the Company. Additionally, the Company reimburses each of these Directors for out-of-pocket expenses incurred in attending meetings of the Board of Directors.



     ________________________________________________
     /1/ Messrs. Sydney O'Hara and David Tebbs resigned as Directors in January and July 1996, respectively.

CORPORATE GOVERNANCE

The situation on compliance with the Cadbury Committee recommendations and Code of Best Practice is substantially the same as was reported last year. As a relatively small public company the Board has felt that two External Directors on the main Board committees, the Audit and Remuneration Committees are sufficient. As a result the Chairman serves on the Audit and Remuneration Committees which are, however, chaired by External Directors. The Audit Committee is comprised of Felda Hardymon and Gerald N. Christopher. The Remuneration

Committee is comprised of Mr. Hardymon, Mr. Christopher and Rainer Burchett. There is no present intention to alter the composition of the Audit and Remuneration Committees. The view that the above arrangements are satisfactory for smaller companies has been supported by the City Group for Smaller Companies (CISCO) in their guidance notes on The Financial Aspects of Corporate Governance.

GOING CONCERN

After making enquiries, the Directors have a reasonable expectation that both the Company and its subsidiaries (the "Group") have adequate resources to continue in operational existence for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the accounts.

INTERNAL FINANCIAL CONTROLS

The Directors are responsible for ensuring that the Group maintains a system of internal financial controls, including suitable monitoring procedures. The system is designed to ensure the maintenance of proper accounting records and the reliability of the financial information used within the business or for publication, but any such system can only provide reasonable, and not absolute, assurance against misstatement or loss.

The Group's internal financial control and monitoring procedures include:

a) clear responsibilities on the part of line and financial management for the maintenance of good financial controls and the production of accurate and timely financial management information

b) the control of key financial risks through clearly laid down authorization levels and proper segregation of accounting duties

c) detailed monthly budgeting and reporting of trading results, balance sheets and cash flows, with regular review by management of variances from budget

d) reporting on compliance with internal financial controls and procedures by senior Group personnel. These reports are reviewed by the Audit Committee prior to the issue of quarterly and annual reports.

The Directors confirm they have reviewed the effectiveness of the Group's internal financial control systems.

Except as disclosed in the information provided above, the Company believes it has complied with the Code of Best Practice in the Report of the Cadbury Committee on the Financial Aspects of Corporate Governance.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Ordinary Shares as of September 30, 1997 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding Ordinary Shares of the Company; (ii) each Named Executive Officer and each director of the Company; (iii) each current executive officer and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the Ordinary Shares beneficially owned:


                                                           ORDINARY SHARES
                                                         BENEFICIALLY OWNED(1)
     OFFICERS, DIRECTORS AND 5% SHAREHOLDERS          NUMBER            PERCENT
     ---------------------------------------          -------------------------

     Rainer H. Burchett...............................1,500,000(2)         5.4%
          c/o Learmonth & Burchett
          Management Systems Plc
          10 Norwich Street
          London EC4A 1BD England
     Roger A. Learmonth...............................1,049,749(3)         3.8%
          c/o Learmonth & Burchett
          Management Systems Plc
          10 Norwich Street
          London EC4 1BD England
     S Squared Technology Corp........................2,005,154            7.2%
          515 Madison Avenue
          New York, NY 10022
     Bessemer Venture Partners III L.P................1,996,898(4)         7.2%
          83 Walnut Street
          Wellesley Hills, MA  02181
     Pioneering Management Corp.......................1,417,500            5.1%
          60 State Street
          Boston, MA  02109
     Edgemont Asset Management Corp...................1,335,000            4.8%
          140 E. 45th Street
          New York, NY  10017
     Gerald N. Christopher............................  210,333(5)            *
     Michael S. Bennett...............................  340,055(6)         1.2%
     Stephen E. Odom..................................  242,084(7)            *
     Peter Combe......................................  313,550(8)         1.1%
     Rick Pleczko.....................................  276,238(9)            *
     Felda Hardymon...................................   65,262(10)           *

          All current directors and executive officers
            as a group (11)...........................  3,932,009         14.2%

________________

*    Less than one percent.
(1) Applicable percentage of ownership as of September 30, 1997 is based upon 27,470,556

     Ordinary Shares outstanding (including 1,356,816 Ordinary Shares issuable within 60 days of September 30, 1997 upon the exercise of options beneficially owned by the indicated shareholder on that date). Unless otherwise indicated, the persons named in the table have sole voting power and sole investment control with respect to all Ordinary Shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such Ordinary Shares.
(2) Includes 692,000 Ordinary Shares held by 9 trusts for which Mr. Burchett is a co-trustee. Does not include 36,001 Ordinary Shares owned of record by LBMS Trustee Company Limited of which Mr. Burchett is a shareholder and a director. Mr. Burchett disclaims beneficial ownership in all shares held by LBMS Trustee Company Limited, including shares to be acquired in the future pursuant to subscription rights granted to LBMS Trustee Company Limited.
(3) Includes 600,000 Ordinary Shares held in a trust for which Mr. Learmonth serves as co-trustee. Also includes 2,850 Ordinary Shares held by his daughter. Does not include 36,001 Ordinary Shares owned of record by LBMS Trustee Company Limited of which Mr. Learmonth is a director. Mr. Learmonth disclaims beneficial ownership in all shares held by LBMS Trustee Company Limited, including shares to be acquired in the future pursuant to subscription rights granted to the LBMS Trustee Company Limited.
(4) Does not include 38,903 Ordinary Shares owned by BVP III Special Situations L.P. and 80,566 owned beneficially by certain consultants and employees of Bessemer Securities Corporation, the sole owner of the sole limited partner of Bessemer Venture Partners III L.P. Under certain circumstances Bessemer Venture Partners III L.P. may direct the voting of such shares.
(5) Includes 208,333 Ordinary Shares issuable upon exercise of the vested portion of a share option.
(6) Includes 333,333 Ordinary Shares issuable upon exercise of the vested portion of a share option.
(7) Includes 232,000 Ordinary Shares issuable upon exercise of the vested portion of a share option.
(8) Includes 313,550 Ordinary Shares issuable upon exercise of the vested portion of a share option.
(9) Includes 269,600 Ordinary Shares issuable upon exercise of the vested portion of a share option.
(10) Excludes 1,996,898 Ordinary Shares owned by Bessemer Venture Partners III LP. Mr. Hardymon is a general partner of the general partner of Bessemer Venture Partners III LP.
(11) Includes 1,356,816 Ordinary Shares issuable upon exercise of the vested portions of share options but excludes shares owned by Bessemer Venture Partners III LP, of which Mr. Hardymon is a general partner of the general partner of Bessemer.

                            EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during fiscal 1997, fiscal 1996 and fiscal 1995 by (i) the Company's Chief Executive Officer(s) and
(ii) each of the four most highly paid executive officers who received compensation in excess of $100,000 for the fiscal year 1997 (together, the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                  Compensation
                                                                  ------------
                                                                    Awards of
                                         Annual Compensation        Securities
                                         -------------------        Underlying         All Other
Name and Principal Position    Year (4)  Salary($)   Bonus($)        Options        Compensation (5)
---------------------------    --------  --------    --------      ------------     ----------------
Michael S. Bennett (1)          1997     $147,050    $ 53,066        400,000            $ 1,258
  Chief Executive Officer       1996          N/A         N/A            N/A                N/A
  And President                 1995          N/A         N/A            N/A                N/A

John P. Bantleman (2)           1997     $174,474    $      0            N/A            $ 3,498
  Chief Executive Officer       1996     $189,272    $ 55,000        100,000            $ 1,133
                                1995     $151,073    $100,000        564,000            $ 2,719

Stephen E. Odom (3)             1997     $150,000    $ 50,000        150,000            $ 4,244
  Chief Financial Officer       1996     $150,000    $ 50,000        100,000            $     0
  And Secretary                 1995          N/A         N/A        200,000                N/A

Peter Combe                     1997     $158,000    $ 50,000        150,000            $11,544
  Senior Vice President         1996     $153,412    $ 73,770        100,000            $ 1,547
                                1995     $121,183    $104,423        199,000            $ 1,414

 Rick Pleczko                   1997     $141,616    $ 40,000        150,000            $12,639
  Senior Vice President         1996     $137,100    $ 77,540        100,000            $ 2,070
                                1995     $107,831    $ 59,873        143,000            $ 1,863


(1) Michael S. Bennett joined the Company in August 1996. For fiscal 1997 Mr. Bennett's annual salary would have been $200,000 and Mr. Bennett would have been entitled to bonus compensation of up to $100,000.

(2) John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company in August 1996.

(3) Stephen E. Odom joined the Company in April 1995, just prior to the fiscal year end. For fiscal 1995 Mr. Odom's annual salary would have been $150,000 and Mr. Odom would have been entitled to bonus compensation of up to $50,000.

(4) The periods covered by this table are the fiscal years ended in April 1997, 1996 and 1995.

(5) Represents Company contributions to the Company's 401(k) Plan, a defined contribution plan available to U.S. employees only, car allowance, and excess insurance premiums paid by the Company. Other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer for such year.


SHARE OPTION INFORMATION

     The following table sets forth certain information regarding the option grants made pursuant to the Company's 1996 Equity Incentive Plan (the "Share Option Plan") during fiscal 1997 to each of the Named Executive Officers.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                    NUMBER OF                                                  VALUE AT ASSUMED
                                 ORDINARY SHARES       PERCENTAGE    EXERCISE                   ANNUAL RATES OF
                                   UNDERLYING          OF TOTAL      PRICE                       STOCK PRICE
                                    OPTIONS            OPTIONS      IN U.S.      EXPIRATION    APPRECIATION FOR
NAME                                GRANTED          GRANTED (3)  DOLLARS (4)       DATE        OPTION TERM (5)
----                                -------          ----------   ----------     ----------    ---------------
                                                                                                5%          10%
                                                                                                ---------------

Michael S. Bennett (1)             400,000             16.0%        1.185          8/1/06    $298,096    $755,434

John P. Bantleman (2)                N/A                  0%         N/A             N/A        N/A         N/A

Stephen Odom                       150,000              6.0%        1.185          8/1/06    $111,786    $283,288

Peter Combe                        150,000              6.0%        1.185          8/1/06    $111,786    $283,288

Rick Pleczko                       150,000              6.0%        1.185          8/1/06    $111,786    $283,288

__________________

(1) Michael S. Bennett joined the Company as its President, Chief Executive Officer and as a Director on August 2, 1996. Pursuant to his employment arrangement with the Board of Directors, the Remuneration Committee granted Mr. Bennett an option to purchase 400,000 Ordinary Shares at an exercise price of $1.185 per share.

(2) John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company in August 1996. Upon Mr. Bantleman's resignation, 520,500 unvested options previously granted to him expired as of such date. 209,750 vested stock options remained exercisable until May 31, 1997 but were held as collateral against past advances from Learmonth & Burchett Management Systems, Inc. to Mr. Bantleman. On or before May 31, 1997, Mr. Bantleman exercised his vested options and repaid such past advances in full.

(3) Based on an aggregate of 2,499,000 options granted to employees in fiscal 1997, including options granted to the Named Executive Officers.

(4) The market value at the date of grant was $1.185 per Ordinary Share based on a $2.37 closing price for the Company's American Depositary Receipts on the NASDAQ Stock Exchange on the date of grant of August 2, 1996.

(5) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of share appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Ordinary Shares.

                    OPTION EXERCISES AND YEAR-END INTERESTS

     The following table sets forth for each of the Named Executive Officers certain information concerning the value of unexercised options at the end of fiscal 1997 (including options granted in fiscal 1997) and the value of options exercised in fiscal 1997.


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF                 NET VALUES OF UNEXERCISED
                     ORDINARY SHARES                     UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS (3)
                        ACQUIRED       VALUE           -----------------------           ------------------------
                       ON EXERCISE    REALIZED       EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
                    ----------------  --------       -----------    -------------       -----------    -------------
Michael S. Bennett        N/A           N/A            177,777 (2)      222,223           $155,999       $195,001

John P. Bantleman (1)     N/A           N/A            209,750            N/A             $165,917          N/A

Stephen Odom              N/A           N/A            163,666 (2)      286,333           $ 58,499       $ 73,126

Peter Combe               N/A           N/A            127,766 (2)        8,734           $ 68,546       $149,148

Rick Pleczko              N/A           N/A            101,666 (2)        6,834           $ 67,910       $139,251

----------------

(1) John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company in August 1996. Upon Mr. Bantleman's resignation, 520,500 unvested options previously granted to him expired as of such date. 209,750 vested stock options remained exercisable until May 31, 1997 but were held as collateral against past advances from Learmonth & Burchett Management Systems, Inc. to Mr. Bantleman.

(2) The 1996 Equity Incentive Options granted to the Executive Officers in August 1996 vest over an eighteen-month period, with six-eighteenths of the shares vesting February 2, 1997 and an additional one-eighteenth vesting over the remaining twelve months thereafter. Options under the Executive Share Option Scheme generally vest 20% per year for a period of five years.

(3) Based on the estimated fair value of the Company's Ordinary Shares at the end of fiscal 1997 (as determined by the price per American Depositary Share of $4.125 on the NASDAQ Stock Exchange at April 30, 1997), less the exercise price payable for such Ordinary Shares.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding share capital, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and NASDAQ. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended April 30, 1997, all filing requirements were timely satisfied.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     During the fiscal year ended April 30, 1997, Michael S. Bennett and the Company were parties to an agreement pursuant to which Mr. Bennett served as President and Chief Executive Officer of the Company and a member of the Company's Board of Directors. The agreement had an effective date of August 2, 1996 with no initial fixed term and no termination notification requirement as Mr. Bennett was an employee at will. The initial salary payable under the agreement was $200,000 per year. Pursuant to the agreement, the initial salary could be adjusted by the Board of Directors at an annual review. In August 1996, the Company issued to Mr. Bennett options to purchase 400,000 Ordinary Shares at an exercise price of $1.185. Mr. Bennett was also entitled to a bonus of $100,000 at target performance and to participate in certain of the Company's benefit plans. In the event of a change of control of the Company, Mr. Bennett would have been entitled to a severance payment of $300,000 and all of his then unvested share options would have become immediately vested.

     Effective July 1, 1997, Mr. Bennett and the Company entered into a new agreement pursuant to which Mr. Bennett continues to serve as President and Chief Executive Officer of the Company and a member of the Company's Board of Directors. Under the agreement there is no initial fixed term and no termination notification requirement as Mr. Bennett is an employee at will. The initial salary payable under the agreement is $200,000 per year. Pursuant to the agreement, the initial salary may be adjusted by the Board of Directors at an annual review. The Company has also issued to Mr. Bennett options to purchase an additional 400,000 Ordinary Shares at an exercise price of $1.50. Mr. Bennett is also entitled to a bonus of $175,000 under the Company's incentive bonus plan and to participate in certain of the Company's benefit plans. Additionally, in the initial term of the agreement, Mr. Bennett is entitled to an additional bonus of $150,000 based on achievement of certain Company performance targets and other objectives. In the event of a change of control of the Company, Mr. Bennett will be entitled to a severance payment equivalent to one-year's salary and benefits plus any earned but unpaid bonuses. Additionally, all unvested options granted pursuant to the July 1, 1997 agreement will become vested, either immediately or over a period of time, as determined by the terms of the agreement.

     Gerald N. Christopher and the Company are parties to an agreement pursuant to which Mr. Christopher serves as Chairman of the Board of Directors of the Company. The agreement has an effective date of August 2, 1996 with no initial fixed term and no termination notification requirement as Mr. Christopher is an employee at will. The initial salary payable under the agreement is $3,000 per week, subject to adjustment effective January 1, 1997, when Mr. Christopher's yearly salary is set at a rate of $1,000 per week. The Company has also issued to Mr. Christopher options to purchase 250,000 Ordinary Shares at an exercise price of $1.185. Mr. Christopher is also entitled to reimbursement for the cost of an apartment and reasonable living expenses in the Houston area, as well as for reasonable travel expenses.

     John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company on August 2, 1996. Under the terms of a termination agreement with the Company, Mr. Bantleman received a lump sum of $106,000 (less payroll deductions and taxation withholding), representing six months salary continuation and an automobile allowance. Health benefits were continued for six months. Upon Mr. Bantleman's resignation, the Board voted to accelerate 154,000 of his unvested options resulting in his holding 209,750 vested stock options exercisable through May 31, 1997. Such options were held as collateral against Mr. Bantleman's outstanding advances of $90,000 from the Company. The balance of his unvested options expired upon his resignation. On or before May 31, 1997, Mr. Bantleman exercised his options and repaid in full the outstanding advance balance of $90,000.


                               OTHER INFORMATION

DIRECTORS AND THEIR INTERESTS; CERTAIN TRANSACTIONS

     On August 2, 1996, at a meeting of the Board of Directors of the Company, it was unanimously voted that, subject to the approval of the 1996 Equity Incentive Plan, Messrs. Christopher and Bennett were granted options to purchase 250,000 and 400,000 Ordinary Shares, respectively, equivalent to 125,000 and 200,000 American Depositary Shares, respectively. The aggregate purchase prices are $296,250 and $474,000, respectively. On August 2, 1996, Messrs. Odom, Combe, Rodway and Pleczko were each granted options to purchase 150,000 Ordinary Shares, equivalent to 75,000 American Depositary Shares for an aggregate purchase price of $177,750.

     John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company on August 2, 1996. Under the terms of a termination agreement with the Company, Mr. Bantleman received a lump sum of $106,000 (less payroll deductions and taxation withholding), representing six months salary continuation and an automobile allowance. Health benefits were continued for six months. Upon Mr. Bantleman's resignation, the Board voted to accelerate 154,000 of his unvested options resulting in his holding 209,750 vested stock options exercisable through May 31, 1997. Such options were held as collateral against Mr. Bantleman's advances of $90,000 from the Company. The balance of his unvested options expired upon his resignation. On or before May 31, 1997, Mr. Bantleman exercised his options and repaid in full the outstanding advance balance of $90,000.

     Pursuant to the terms of a new employment agreement effective July 1, 1997, the Board of Directors has agreed to issue an option to purchase 400,000 Ordinary Shares to Mike Bennett at an exercise price of $1.50 per share for an aggregate purchase price of $600,000. The Option shall be subject to vesting terms set by the Remuneration Committee and shall expire at the end of a ten-year period as provided by the 1996 Equity Incentive Plan. Pursuant to Mr. Bennett's employment agreement, upon a change of control of the Company, the Option shall become vested, either immediately or over a period of time, as determined by the terms of the agreement.

     The Company's Register of Directors' Interests, which is open to inspection, contains a full detail of directors' shareholdings and options.

                         REMUNERATION COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 8 shall not be incorporated by reference into any such filings.

                 REPORT OF THE LEARMONTH & BURCHETT MANAGEMENT
                        SYSTEMS PLC BOARD OF DIRECTORS
                            REMUNERATION COMMITTEE

     The Company's executive compensation program is administered by the Remuneration Committee of the Board of Directors (the "Committee"). The Committee, which is composed of a majority of independent directors, makes recommendations to the Board of Directors on the three key components of the executive compensation program: base salary, annual incentive awards and long-term incentives.

     The Committee establishes individual compensation awards based on the contribution the executive has made in attaining the Company's short term and strategic performance objectives as well as the executive's anticipated future contribution. The Company's executive compensation program consists primarily of the following integrated components:

     1. Base Salary - which is designed to compensate executives competitively within the industry and marketplace.

     2. Annual Incentives - which provide a direct link between executive compensation and annual Company performance against predetermined measures.

     3. Long-Term Incentives - which consist of stock options designed to link management decision making with long-term Company performance and shareholder interests.

     Base Salary. Base salary levels for executive officers of the Company are reviewed annually by the Remuneration Committee. Executive officers of the Company are paid salaries in line with their responsibilities.

     Annual Incentives. Generally, executive officers are eligible to receive incentive cash bonuses. Awards are based on the attainment of performance measures keyed to management's annual operating plan and are generally based on the achievement of targeted operating profit and revenue growth. As Company performance for fiscal 1997 met the targeted measures, the incentive cash bonuses actually paid were at the targeted amounts.

     Long-Term Incentives. The Company currently provides long-term incentives through its 1996 Equity Incentive Plan, its 1996 Non-Employee Director Incentive Plan and its 1996 Stock Purchase Plan (the "Plans"). Under the 1996 Equity Incentive Plan and the 1996 Non-Employee Director Incentive Plan, options are granted by the Remuneration Committee, consisting of non-employee Directors of the Company. Share options are intended to offer an equity incentive for superior performance and to foster the retention of key personnel through awards structured to vest and become exercisable over time provided that the individual remains employed by the Company. There is no set formula for the award of options. Factors considered in making option awards to officers and employees of the Company include industry practices and norms, prior grants to such officers or employees, the importance of retaining such officer's or employee's services, such officer's or employee's potential to contribute to the success of the Company and such officer's or employee's past contributions to the Company. Because the receipt of value by an executive officer under the Plans is dependent upon an increase in the price of the Company's ADRs, this portion of the executives' compensation is directly aligned with an increase in shareholder value.

     The Board of Directors approves the compensation of the Chief Executive Officer. The Chief Executive Officer and the Company are parties to a Service Agreement pursuant to which Michael S. Bennett serves as Chief Executive Officer of the Company. The salary payable under the agreement may be adjusted by the Board of Directors at any time. The Committee believes Mr. Bennett is paid a reasonable salary. Mr. Bennett is also entitled to bonuses as determined by the Board of Directors of the Company and to participate in the Company's benefit plans. The bonuses payable and option grants are determined generally using the same measurements employed in determining such awards for other executive officers described above.

     Compensation Committee Interlocks. Gerald N. Christopher and the Company are parties to an agreement pursuant to which Mr. Christopher serves as Chairman of the Board of Directors of the Company. The agreement has an effective date of August 2, 1996 with no initial fixed term and no termination notification requirement as Mr. Christopher is an employee at will. The initial salary payable under the agreement is $3,000 per week, subject to adjustment effective January 1, 1997, when Mr. Christopher's yearly salary is set at a rate of $1,000 per week. The Company has also issued to Mr. Christopher options to purchase 250,000 Ordinary Shares at an exercise price of $1.185. Mr. Christopher is also entitled to reimbursement for the cost of an apartment and reasonable living expenses in the Houston area, as well as for reasonable travel expenses.


                            Remuneration Committee

                                Rainer Burchett
                              Gerald Christopher
                                Felda Hardymon

                               PERFORMANCE GRAPH
  Comparison of cumulative total return among Learmonth & Burchett Management
                                 Systems PLC,
   S&P Midcap 400 Index and S&P Midcap Computer Software and Services Index*


                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                            (Dividends Reinvested)

                                                      ANNUAL RETURN PERCENTAGE
                                                            Months Ending

Company/Index                                               Apr96    Apr97
-------------------------------------------------------------------------------
LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC                -38.16   -29.79
S&P MIDCAP 400 INDEX                                        11.01    10.13
S&P MIDCAP COMPUTER (SOFTWARE&SVC)                           8.59   -10.88



                                                           INDEXED RETURNS
                                                Base        Months Ending
                                               Period
Company/Index                                  16Nov95      Apr96    Apr97
-------------------------------------------------------------------------------
LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC     100         61.84    43.42
S&P MIDCAP 400 INDEX                            100        111.01   122.25
S&P MIDCAP COMPUTER (SOFTWARE&SVC)              100        108.59    96.78


FIGURE 1
_______
* Assumes $100 invested in the Company's American Depositary Shares, S&P Midcap 400 Index and S&P Midcap Computer Software & Services Index on November 16, 1995, the date of the Company's initial public offering in the United States. Assumes reinvestment of dividends.

     The stock prices on the foregoing Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Remuneration Committee of the Board of Directors set forth above under "Report of the Remuneration Committee" and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

                               PROPOSAL NUMBER 4

                          RE-APPOINTMENT OF AUDITORS

     Proposal Number 4 is to re-appoint Price Waterhouse as the auditors of the Company until the next AGM, and to authorize the Board of Directors to fix their remuneration.











                       THE BOARD OF DIRECTORS RECOMMENDS
                THE RE-APPOINTMENT OF PRICE WATERHOUSE TO HOLD
             OFFICE UNTIL THE NEXT ANNUAL GENERAL MEETING AND THE
           AUTHORIZATION OF THE DIRECTORS TO FIX THEIR REMUNERATION

                               PROPOSAL NUMBER 5

                             APPROVAL OF INCREASE
                         IN THE AGGREGATE LEVEL OF THE
                     NON-EXECUTIVE DIRECTORS' REMUNERATION

     Article 84 of the Company's Articles of Association imposes a limit of an aggregate total of (Pounds)40,000 on the payment of fees to Directors for the performance of their duties. Each year the actual amount of fees paid to Directors is reviewed by the Remuneration Committee of the Board of Directors. The Company's current policy is to pay fees only to non-Executive Directors.
The non-Executive Directors' compensation during the last fiscal year was set in November 1996 at (Pounds)15,000 per Director, a (Pounds)2,000 increase over the previous fiscal year's compensation. In order to properly compensate and retain qualified members of the Board of Directors and in consideration of the Directors' responsibility and liability due to the Company's securities current listing on NASDAQ, the shareholders are being asked to approve an increase in the amount of fees payable by the Company for the services of Directors during the current fiscal year of an aggregate sum not to exceed (Pounds)18,000 for each Director (excluding the Chairman of the Board, whose compensation is set by his employment agreement with the Company) in the current fiscal year. This increase shall be effective only during the current fiscal year.




                       THE BOARD OF DIRECTORS RECOMMENDS
                        APPROVAL OF THE INCREASE IN THE
                     AGGREGATE LEVEL OF THE NON-EXECUTIVE
                            DIRECTORS' REMUNERATION

                             COMPENSATION PROPOSAL

     Proposal Number 6 involves the adoption of an amendment to the 1996 Equity Incentive Plan. The Board of Directors considers this proposal to be extremely important to the Company's ability to retain and attract talented employees in the highly competitive U.S. software market.

                               PROPOSAL NUMBER 6

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                          1996 EQUITY INCENTIVE PLAN

The shareholders of the Company are being asked to approve an amendment to the 1996 Equity Incentive Plan authorizing the reservation of an additional ________________ of the Company's Ordinary Shares for option grants under such Plan, which if approved would result in a total of ____________________ Ordinary Shares being issuable under the 1996 Equity Incentive Plan, not including Ordinary Shares forfeited under the Executive Share Option Schemes that are added to the authorized shares available pursuant to the terms of the Plan. As of September 30, 1997, there are currently 2,500,000 shares authorized for option grants under the 1996 Equity Incentive Plan and 1,182,500 Ordinary Shares forfeited under the Executive Share Option Scheme since August 2, 1997 which are added to the authorized pool of Shares, of which there are 3,033,125 Ordinary Shares subject to outstanding options and 649,375 Ordinary Shares available for grant. In addition, there are outstanding and unexercised options under the Executive Share Option Scheme for the purchase of approximately 1,383,000 Ordinary Shares. Shares subject to any such options which expire, terminate unexercised, or are otherwise returned to the Company, upon forfeiture thereof will be added to the available pool under the 1996 Equity Incentive Plan. If this amendment is approved, there will be a total of reserved under the 1996 Equity Incentive Plan, of which 3,033,125 will be subject to outstanding options and will be available for grant. The amendment to the 1996 Equity Incentive Plan was adopted by the Board of Directors on October 22, 1997, subject to stockholder approval. There are approximately employees of the Company and its subsidiaries who are eligible to participate in the 1996 Equity Incentive Plan.

The Board of Directors believes that the amendment to the 1996 Equity Incentive Plan is important to the continued functioning of the 1996 Equity Incentive Plan, which has proved an effective means of motivating and encouraging the continued employment of the employees of LBMS and its subsidiaries.



                 THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF
                        THIS AMENDMENT TO THE COMPANY'S
                          1996 EQUITY INCENTIVE PLAN

SUMMARY OF THE 1996 EQUITY INCENTIVE PLAN

     On August 2, 1996, the Board of Directors of the Company (the "Board" and "LBMS," respectively) unanimously adopted the 1996 Equity Incentive Plan (the "1996 Plan"). The 1996 Plan is designed to advance the Company's interests by providing a method by which eligible employees of LBMS and LBMS' subsidiaries (collectively, the "Company") purchase Ordinary Shares, (Pounds)0.10 par value of LBMS (the "Shares"), which may be converted into American Depositary Shares ("ADSs"), consisting of the right to purchase two (2) such Shares of LBMS, and thereby acquire an interest in the future of the Company.

     The 1996 Plan became effective on November 15, 1996, the date on which it was approved by the shareholders of LBMS. As of September 30, 1997, options for the purchase of a total of 3,033,125 Ordinary Shares were outstanding under the 1996 Plan, at exercise prices ranging from $1.185 to $2.69 per Ordinary Share. Such options are exercisable, and expire, at varying dates. The following is merely a brief summary description of the 1996 Plan.

     The 1996 Plan is designed to advance the Company's interests by enhancing its ability to attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of Shares. A total of 2,500,000 Shares, plus that number of Shares as may become available by reason of forfeiture of Options under the Company's Executive Share Option Scheme on or after August 2, 1996, are reserved and available for Awards made under the Plan, subject to adjustment for Share dividends and similar events. It is proposed that the limit of 2,500,000 Shares be raised by an additional ___________________ Shares by resolution to be passed at the AGM of the Company to be held on November 21, 1997. From August 2, 1996 to September 30,1997, approximately 1,182,500 option shares under the Executive Share Option Scheme were forfeited. The Plan provides for the grant of both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options. ISOs shall be awarded only to persons in the employ of the Company or any of its subsidiaries ("Employees").

     The Plan will be administered by a committee of the Board (the "Committee"). Only persons currently or formerly in the employ of the Company or any of its subsidiaries ("Employees") and members of their families (except without limitation non-Employee "non-Executive" directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan ("Participants").

     The exercise price of an Option granted under the Plan may not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Shares subject to the Option, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company or of its parent or subsidiary corporation. In no case may the exercise price paid for Shares which is part of an original issue of authorized Shares be less than the par value per Share. The Committee may not reduce the exercise price of an Option at any time after the time of grant unless the duration of such option were limited to seven years. The term of each Option may be set by the Committee but cannot exceed 10 years from the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted (five years from the day immediately preceding such grant date in the case of an ISO granted to a ten-percent shareholder).

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any documents required by the Committee and payment in full for the number of Shares for which the Option is exercised. The Option price may be paid in cash or by check acceptable to the Company, bank draft or money order payable to the order of the Company, or by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee on or after grant of the Option), by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee, or by any combination of the permissible forms of payment.

     The Company may make a loan to any Participant other than a Director of a U.K. Group Company ("Loan"), either on the date of or after the grant of any Award to such Participant. A Loan may be made either in connection with the purchase of Shares under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. No Loan may have a term (including extensions) exceeding ten years in duration. Furthermore, in connection with any Award, Learmonth & Burchett Management Systems, Inc., a Company subsidiary, may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award plus an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all Awards.

     Each Option will be exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     Except as otherwise provided by the Committee, if a Participant dies, Options exercisable immediately prior to death may be exercised by the Participant's executor or administrator or, if the Shareholder is not a citizen of the United Kingdom, by the Participant's transferee, during a period of one year following such death (or such shorter or longer period as the Board may determine). Except as otherwise determined by the Committee, Options not exercisable at a Participant's death terminate upon such death.

     In the case of termination of a Participant's employment with the Company for reasons other than death, except as otherwise provided by the Committee, to the extent Options were exercisable immediately prior to such termination, they remain exercisable for three months following such termination, or such longer period as the Committee at the time may determine (or for the remainder of their original term, if less), unless the Award provides otherwise by its terms. Otherwise, all Options terminate to the extent not exercisable immediately prior to such termination of the Participant's employment with the Company. If any such termination of employment is due to the Participant's discharge for cause, such Participant's Options may be terminated immediately.

     In the event of a "Change in Control," as defined in the Plan to include a new majority on the Board within eighteen months after a tender or exchange offer or a proxy solicitation, all outstanding Options shall become immediately exercisable in full.

     In the event of the sale of all or substantially all of the assets of the Company, all outstanding Options shall remain exercisable for a period of six months following such sale, or for such shorter period (but in no event less than 30 days) as may be provided in any plan or liquidation of the Company.


                           PROPOSALS NUMBER 7 AND 8

                         AUTHORITY TO ALLOT SHARES AND
                         DISAPPLICATION OF PREEMPTIVE
                            RIGHTS CONFERRED UNDER
                               THE COMPANIES ACT

     Proposal Number 7 will provide the directors with authority under the UK Companies Act 1985 to allot relevant securities having an aggregate nominal value not exceeding the nominal value of the present unissued share capital of the Company. This power expires at the date of the next AGM of the Company:

     That the Directors of the Company be and are generally and unconditionally authorized to exercise all powers of the Company to allot relevant securities (as defined in Section 80 of the Companies Act 1985) up to an aggregate nominal amount not exceeding (Pounds)788,928, provided that all other U.K. and U.S. regulatory requirements have been met and that the authority shall expire on the date of the next AGM of the Company save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

     Proposal Number 8 will give the Directors the power to allot equity securities for cash otherwise than on a preemptive basis having an aggregate nominal value not exceeding (Pounds)788,928, permitting the allotment of shares where necessary other than strictly in accordance with the preemptive provisions set out in Section 89 of the Companies Act 1985. This power will continue until expiry at the next AGM of the Company:

     That the Directors be empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of that Act) for cash pursuant to the authority conferred on them by Proposal Number 7 above, as if Section 89(1) of that Act did not apply to such allotment provided that all other U.K. and U.S. regulatory requirements have been met and that this power shall be limited to:

     (i) The allotment of equity securities in connection with a rights issue in favor of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them, subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems arising under the law of or the requirements of any regulatory body or any stock exchange in any overseas territory or otherwise.

     (ii) The allotment (otherwise than pursuant to sub-paragraph (i) above) of equity securities up to an aggregate nominal value not exceeding (Pounds)788,928 and shall expire on the date of the next AGM of the Company provided that the Company may make an offer or agreement before this power has expired, which would or might require securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.

     Notwithstanding the above authorizations, the rules of the National Association of Securities Dealers, Inc. require shareholder approval of any issuance of shares that would equal or exceed 20% of the Company's outstanding shares.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      ADOPTING THE PROPOSALS TO AUTHORIZE
                     THE DIRECTORS TO ALLOT SHARES AND TO
                        DISAPPLY THE PREEMPTIVE RIGHTS
                    CONFERRED UNDER THE U.K. COMPANIES ACT

                           MISCELLANEOUS INFORMATION

QUORUM, REQUIRED VOTE AND METHOD OF TABULATION

Consistent with the UK Companies Act and under the Company's Articles of
Association:

     Votes of Shareholders
     Each shareholder present in person has one vote on a show of hands, and one vote for every Ordinary Share held.

     Requisite majority for an ordinary resolution
     Ordinary resolutions, being those effecting the Proposals for receiving the Report and Accounts, the election of directors, the appointment of auditors, for approval of the increase in the aggregate fees payable to directors, approval of the increase in the number of Ordinary Shares allocated to the 1996 Equity Incentive Plan and authorising the directors to allot shares, require to be passed (on a show of hands) by a simple majority of such shareholders present in person who (being entitled to do so) vote in person and (on a poll) by a majority of the votes cast by shareholders present in person or by proxy.

     Requisite majority for a special resolution
     A special resolution, being that effecting the Proposal for the disapplication of pre-emptive rights of ordinary shareholders, require to be passed (on a show of hands) by three-quarters in number of those present in person who (being entitled to do so) vote and (on a poll) by a three-quarters majority of the votes cast by shareholders present in person or by proxy.

     Who may demand a poll
     A resolution shall be voted on a poll at the demand of: (i) the Chairman of the AGM; or (ii) not less than five shareholders (present in person or by proxy) having the right to vote at the AGM; or (iii) by a shareholder or shareholders (present in person or by proxy) holding not less than one-tenth of the total voting rights of all shareholders.

Votes cast by proxy or in person at the AGM will be counted by persons appointed by the Company to act as election inspectors for the AGM. The election inspectors will count shares represented by proxies that withhold authority to vote for a particular matter or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

AUDITORS

The Board of Directors has selected the firm of Price Waterhouse LLP, independent auditors, as auditors for the Company for the fiscal year ending April 30, 1998. Price Waterhouse have indicated their willingness to continue in office and a resolution for their re-appointment is submitted herein for vote at the AGM. A representative of Price Waterhouse is expected to be present at the AGM with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the SEC, shareholder proposals intended to be included in the Company's proxy material for the Company's 1998 AGM of Shareholders must be received by the Company no later than July 1, 1998 at its principal office, 1800 West Loop South, Suite 900, Houston, Texas 77027
Attention: Company Secretary.

OTHER MATTERS

     The management has no knowledge of any other matter that may come before the AGM and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgement.

PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telegram or personally.

     Shareholders are urged to send their proxies without delay. Your cooperation is appreciated.

REGISTERED OFFICE

     The Company's registered office in the United Kingdom is 10 Norwich Street, London, England EC4A 1BD, att: Company Secretary Department.

ADVISORS

Solicitors and Attorneys
Macfarlanes (U.K.)
Ropes & Gray (U.S.)

Bankers
Barclays Bank Plc (U.K.)
Wells Fargo Bank, N.A. (U.S.)

U.K.  Registrar and Transfer Office
Royal Bank of Scotland Plc
Registrars Department, PO Box 82
Caxton, House, Redcliffe Way
Bristol BS99 7NH
England

U.S.  Stock Transfer Agent and Depositary

Morgan ADR Service Center
P.O. Box 8205
Boston, Mass. 02266-8205
(617) 774-4237

DIVIDENDS

In the fiscal year ended April 30, 1997. No interim dividend was paid and no final dividend is proposed on the Ordinary Shares.

CLOSE COMPANY

As at April 30, 1997, the Company was not a Close Company within the meaning of the Income and Corporation Tax Act 1988.

POLICY ON PAYMENT OF SUPPLIERS

Suppliers are paid in accordance with the individual payment terms as agreed with each supplier.

This Proxy Statement and Directors' Report is Approved by, and signed on behalf of the Board of Directors of the Company by Stephen E. Odom, Company Secretary.



Stephen Odom
Secretary
29 October 1997
                                      -26-